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                                                                   Exhibit 10.34


                                LEASE AGREEMENT

                                BY AND BETWEEN

                     CP REPROP PHOENIX III CORP., Landlord

                                    - AND -

                            SIMMONS COMPANY, Tenant



                           DATED:  March ____, 1997
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                               TABLE OF CONTENTS



ARTICLE I
Demise of Premises.........................................................  1

ARTICLE II
Term of Lease..............................................................  1

ARTICLE III
Rent.......................................................................  2

ARTICLE IV
The Demised Premises; Tenant Improvements..................................  3

ARTICLE V
Use........................................................................  4

ARTICLE VI
Quiet Enjoyment............................................................  4

ARTICLE VII
Additional Rent, Taxes, Assessments,
Water Rates, Charges, Etc..................................................  4

ARTICLE VIII
Insurance..................................................................  7

ARTICLE IX
Repairs.................................................................... 10

ARTICLE X
Common Area Repair......................................................... 11

ARTICLE XI
Casualty................................................................... 13

ARTICLE XII
Condemnation............................................................... 14

ARTICLE XIII
Compliance With Laws, Etc.................................................. 14

ARTICLE XIV
Subordination/Estoppels.................................................... 16

ARTICLE XV
Defaults, Remedies......................................................... 16
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ARTICLE XVI
Assignment and Sublease.................................................... 19

ARTICLE XVII
Notices.................................................................... 21

ARTICLE XVIII
Holding Over............................................................... 22

ARTICLE XIX
Liens...................................................................... 22

ARTICLE XX
Condition of Demised Premises, Loss, Etc................................... 23

ARTICLE XXI
Inspection, For Sale and For Rent Signs.................................... 23

ARTICLE XXII
Signs...................................................................... 23

ARTICLE XXIII
Advance Rent, Security and Late Charge..................................... 24

ARTICLE XXIV
Financial Statements....................................................... 24

ARTICLE XXV
Broker..................................................................... 24

ARTICLE XXVI
Short Form or Memorandum of Lease.......................................... 25

ARTICLE XXVII
Waiver of Trial by Jury.................................................... 25

ARTICLE XXVIII
Personal Liability......................................................... 25

ARTICLE XXIX
Landlord's Retained Rights................................................. 25

ARTICLE XXX
Definitions................................................................ 25
     Section 30.1 Common Facilities or Common Area.  ...................... 25
     Section 30.2 Proportionate Share...................................... 26
     Section 30.3 Force Majeure............................................ 26
     Section 30.4 Additional Rent.......................................... 26
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ARTICLE XXXI
Miscellaneous................................................................ 26
      Section 31.1  Partial Invalidity....................................... 26
      Section 31.2  Waivers.................................................. 26
      Section 31.3  Number, Gender........................................... 27
      Section 31.4  Successors, Assigns...................................... 27
      Section 31.5  Headings................................................. 27
      Section 31.6  Entire Agreement......................................... 27
      Section 31.7  Landlord................................................. 27
      Section 31.8  Words of Duty............................................ 27
      Section 31.9  Cumulative Remedies...................................... 27
      Section 31.10 No Option................................................ 27
      Section 31.11 Accord and Satisfaction.................................. 27
      Section 31.12 Tenant's Corporate Authority............................. 28
      Section 31.13 Landlord's Corporate Authority........................... 28
      Section 31.14 Applicable Law........................................... 28
      Section 31.15 Compliance with Rules and Regulations.................... 28

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      THIS LEASE, dated the ____ day of March, 1997, between CP REPROP PHOENIX
III CORP., a Delaware corporation, with offices at Cabot Partners, Two Center Plaza, Suite 200, Boston Massachusetts 02108 (hereinafter referred to as the "Landlord"), and SIMMONS COMPANY, a Delaware corporation, with offices at One Concourse Parkway, Suite 600, Atlanta, Georgia 30328 (hereinafter referred to as the "Tenant").

                             W I T N E S S E T H:

                                   ARTICLE I
                              Demise of Premises

      Section 1.1 The Landlord, for and in consideration of the rents to be paid and of the covenants and agreements hereinafter contained to be kept and performed by the Tenant, hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord, for the term and the rent and upon the covenants and agreements hereinafter set forth, the premises described in Exhibit A attached hereto and made a part hereof (such premises being hereinafter referred to as the "Demised Premises" and being a part of an existing building as more particularly defined hereinafter) which is situated on that certain parcel of land located at 101 North 104th Avenue, Tolleson, Arizona, in the County of Maricopa, State of Arizona (hereinafter referred to as the "Real Property"), as described on Exhibit A-1 attached hereto and made a part hereof (hereinafter called "Building Area"), together with eighty-six (86) parking spaces (the "Parking Spaces") as shown on Exhibit B attached hereto and made a part hereof for the exclusive use and enjoyment by the Tenant and the Tenant's employees, agents and invitees and together with the non-exclusive right of ingress and egress to and from the Demised Premises and the Parking Spaces to and from 104th Avenue as shown on Exhibit B attached hereto together with the right to use in common with all other tenants in the Building the Common Facilities, defined in Section 31.1.

      The Landlord and the Tenant covenant and agree as follows:

                                  ARTICLE II
                                 Term of Lease

      Section 2.1 The term of this Lease (the "Term" or "Lease Term") and the demise of the Demised Premises shall be for ten (10) years and three (3) months beginning on the "Commencement Date", said term as used herein being defined as the earlier of the following dates: (A) the date upon which the leasehold improvements described in Article IV hereof have been constructed and installed by the Landlord as evidenced by the delivery to the Tenant of both a (i) statement from the Landlord's architect or space planner or engineer certifying the said tenant improvements have been completed in accordance with all applicable federal, state and local laws, statutes and ordinances and substantially in accordance with the plans and specifications approved by the Tenant under Article IV and (ii) a certificate of occupancy for the Demised Premises issued by the appropriate governmental authority (provided, however, that any delays resulting from changes requested by the Tenant to the plans and specifications for the Tenant Improvements (as hereinafter defined) shall be retroactively discounted from such date as set forth in Section 4.2) or (B) the date upon which the Tenant takes possession of the Demised Premises and commences operation of the business of the Tenant in the Demised Premises; provided, that the entry by the Tenant into the Demised Premises or the installation by the Tenant in the Demised Premises of trade fixtures, equipment and other personal property necessary to conduct the operation of the business of the Tenant shall not be deemed taking possession of the Demised Premises by the Tenant. In the event the Commencement Date has not occurred within one hundred twenty (120) days following the mutual execution of this Lease by the Landlord and the Tenant (subject to Force Majeure, as hereinafter defined), the Tenant may terminate this Lease by written notice to the Landlord within fifteen
(15) days thereafter, and upon such termination, the Advance Rent and the Security Deposit paid by the Tenant under Sections 23.1 and 23.2
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shall be promptly returned by the Landlord to the Tenant, and the parties shall have no further obligations or liabilities hereunder to one another other than those obligations or liabilities that expressly survive the termination of this Lease.

      The Tenant shall have the right to extend the Term for one (1) additional five (5) year period pursuant to the terms and conditions set forth in Exhibit C attached hereto and made a part hereof.

                                  ARTICLE III
                                     Rent

      Section 3.1 The Tenant shall pay to the Landlord, during the Term without counterclaim, deduction or setoff, except as otherwise provided herein, basic rent (hereinafter "Term Basic Rent"), calculated in accordance with Section 3.2 and payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      Section 3.2 The Term Basic Rent shall accrue at the annual rates (hereinafter referred to as the "Annual Basic Rent"), and shall be payable in advance on the first day of each calendar month during the Term in the monthly installments of Term Basic Rent (hereinafter referred to as the "Monthly Basic Rent"), set forth below, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Lease Term commences on a date other than the first day of the month, in accordance with the provisions of this Lease hereinafter set forth. The Monthly Basic Rent, and any Additional Rent, shall be payable at the office of the Landlord, at the address above set forth, or as may otherwise be directed by notice from the Landlord to the Tenant.

                          Annual                 Monthly
      Months             Basic Rent             Basic Rent

       1-  3                  --                      --

       4- 63            $297,815.04             $24,817.92

      64-123            $349,932.72             $29,161.06


      Notwithstanding anything contained herein to the contrary, the Tenant shall be entitled to an abatement of the first three (3) months of Monthly Basic Rent (but not of Additional Rent or any other sum payable by the Tenant under this Lease) so long as the Tenant shall fully and faithfully perform all of its obligations hereunder. If, however, the Tenant shall at any time be in default hereunder beyond any notice and cure period, the abatement provided for herein shall no longer be valid and the Tenant shall in addition to any other damages to which the Landlord shall be entitled to as a result of said default be obligated to reimburse the Landlord for the full amount of the aforesaid abatement.

      Section 3.3 The Tenant shall, and will, during the Term well and truly pay, or cause to be paid, to the Landlord, the Monthly Basic Rent as herein provided and all other sums that may become due and payable by the Tenant to the Landlord, hereunder, at the time and in the manner herein provided, without counterclaim, offset or deduction except as otherwise provided herein; and all other sums due and payable by the Tenant hereunder may, at the Landlord's option, be deemed to be, and treated as, Additional Rent, and added to any Monthly Basic Rent due and payable by the Tenant hereunder, and, in the event of nonpayment of such other sums beyond any notice and cure period, the Landlord shall have all the rights and remedies herein provided for



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in the case of the nonpayment of Term Basic Rent and Additional Rent, or of a breach of any covenant to be performed by the Tenant.

      Section 3.4 The Basic Rent (Term, Annual and Monthly) payable by the Tenant pursuant to this Lease is intended to be net to the Landlord, and all other charges and expenses imposed upon the Demised Premises or incurred in connection with its use, occupancy, care, maintenance, operation and control, including but not limited to city or state rental taxes and the charges and expenses payable pursuant to Articles VII and VIII of this Lease, shall be paid by the Tenant, excepting liens resulting from acts or omissions of the Landlord and other payments to be paid or obligations undertaken by the Landlord as specifically provided in this Lease.

      Section 3.5 As used in this Lease, "Basic Rent" shall mean either Term Basic Rent, Annual Basic Rent or Monthly Basic Rent, as appropriate.

                                  ARTICLE IV
                   The Demised Premises; Tenant Improvements

      Section 4.1 The Demised Premises consist of approximately 103,408 gross square feet of space in a building containing approximately 279,131 gross square feet (which building is hereinafter called the "Building") previously erected thereon. The Tenant shall have a one-time right of first refusal as set forth on Exhibit D attached hereto and made a part hereof.

      Section 4.2 The Landlord shall perform all of the leasehold improvements to the Demised Premises in substantial compliance with plans and specifications approved by the Tenant and more particularly described on Exhibit E attached hereto and made a part hereof (the "Tenant Improvements"). The Tenant Improvements shall be performed by the Landlord in compliance with all applicable codes, rules and regulations. The Landlord shall, prior to the commencement of any of the aforesaid work obtain all permits, approvals and certificates required by any governmental or quasigovernmental bodies and (upon completion) certificates of final approval thereof and, upon request, shall deliver promptly duplicates of all such permits, approvals and certificates to the Tenant. The Seller shall assign to the Tenant any warranties the Seller has received relating to the Tenant Improvements and shall provide to Tenant a one
(1)-year general warranty relating to the Tenant Improvements.

      If the Tenant requests any changes to the plans and specifications reflected on Exhibit E, the Landlord shall provide the Tenant with written notice of any increase in cost and the number of days by which the construction of the Tenant Improvements will be delayed, which number of days shall be retroactively added to the Commencement Date, thus making the Lease Commencement Date earlier by the aggregate number of days delay under this paragraph (but still subject to earlier Commencement Date if the Tenant takes possession of the Demised Premises and commences operation of the business of the Tenant in the Demised Premises prior to completion of the Tenant Improvements as provided in
Section 2.1).

      The Landlord hereby agrees to pay for the costs and fees incurred in connection with the construction of the Tenant Improvements up to a maximum amount of Three Hundred Ten Thousand Two Hundred Twenty-Four and No/100 Dollars ($310,224.00), which amount is equal to the sum of Three Dollars ($3.00) per square foot of the Demised Premises (hereinafter referred to as the "Construction Allowance"), and Tenant shall pay for the cost of the Tenant Improvements in excess of the Construction Allowance, including any additional costs resulting from changes requested by the Tenant in the plans and specifications referred to in Exhibit E. The Landlord and the Tenant agree that upon receipt of a draw request relating to the construction of the Tenant Improvements ("Draw Request"), the Landlord shall forward a copy of the Draw Request to the Tenant along with an invoice from the Landlord for the Tenant's share of such costs, the parties agreeing that, until the Landlord has paid the Construction Allowance, each party shall be responsible for fifty percent (50%) of the sums reflected in each Draw Request. After the Landlord has paid the Construction Allowance, the Tenant shall be


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responsible for one hundred percent (100%) of all costs reflected by the Draw
Requests. Within ten (10) days of receipt of the Draw Request and an invoice from the Landlord, the Tenant will pay to the Landlord the invoiced amounts.

      Section 4.3 The Demised Premises hereinabove described constitutes a self-contained unit and nothing in this Lease shall impose upon the Landlord any obligation to provide any services for the benefit of the Tenant, including but not limited to water, gas, electricity, heat or janitorial, unless and to the extent expressly provided in this Lease.

                                   ARTICLE V
                                      Use

      Section 5.1 The Demised Premises may be used for the manufacturing and distribution of mattresses and mattress related products and for related office use and for no other purpose. Nothing contained herein shall be construed as a representation on the part of the Landlord that the Tenant's use of the Demised Premises is a permitted use and, unless otherwise stated in this Lease, it shall be the Tenant's obligation, at the Tenant's sole cost and expense, to make application for and to obtain any and all certificates and/or permits (other than permits required for the construction of the Tenant Improvements which shall be the Landlord's responsibility) to permit the Tenant's use from any governmental agencies having jurisdiction over the Demised Premises.

      Section 5.2 The aforesaid permitted use does not permit the stacking of merchandise and/or materials against walls or columns, nor does it permit the hanging of equipment from (or otherwise loading) the roof or structural members of the Building; provided, however, that the Tenant shall have the right to install and hang airlines and electrical drops upon which the Landlord and the Tenant shall agree.

                                  ARTICLE VI
                                Quiet Enjoyment

      Section 6.1 The Landlord covenants that if, and so long as, no default by the Tenant exists beyond any notice or cure period, the Landlord shall do nothing to affect the Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

                                  ARTICLE VII
                     Additional Rent, Taxes, Assessments,
                          Water Rates, Charges, Etc.

      Section 7.1 The Landlord covenants that it shall pay in full when due all Real Estate Taxes, as hereinafter defined, imposed on the Real Property and the Building of which the Demised Premises are part. The Tenant shall reimburse the Landlord, before any interest or penalties accrue thereon, its Proportionate Share of all Real Estate Taxes and all water and sewer rates and charges imposed during the Term on the Real Property and Building of which the Demised Premises are a part. Upon request, the Landlord shall exhibit to the Tenant receipted bills or other proof of payment. There shall be apportioned any tax or charge relating to the fiscal years in which the Term of this Lease commences and terminates. Additionally, the Tenant shall pay, in full, all city, county, and state rental taxes imposed upon the Basic Rent and Additional Rent and all other sums payable to the Landlord hereunder.

      Section 7.2 The Tenant shall not be required to pay any estate, inheritance, devolution, succession, transfer, legacy or gift tax charged against the Landlord or the estate or interest of the Landlord in the Demised Premises or upon the right of any person to succeed to the same or any part thereof by inheritance, succession,



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transfer or gift, nor any capital stock tax or corporate franchise tax incurred by the Landlord, nor any income tax upon or against the income of the Landlord (including any rental income derived by the Landlord from the Demised Premises).

      Section 7.3 The Tenant shall reimburse the Landlord its Proportionate Share of all assessments that may be imposed upon the Real Property by reason of any specific public improvement (including but not limited to assessments for street openings, grading, paving and sewer installations and improvements). Any such benefit, assessment or installment thereof relating to a fiscal period in which the Term of this Lease begins or ends shall be apportioned.

      Section 7.4 The Tenant, if joined by the tenants occupying a majority of the usable square footage of the Real Property, in its name or the Landlord's name, shall have the right to contest, or review, by appropriate proceedings, in such manner as it may deem suitable, at its own expense, and without, expense to the Landlord, any tax, assessment, water and sewer rents or charges, or other charges payable by the Tenant pursuant to this Lease, and upon the request of the Tenant, the Landlord will pay, under protest any tax, assessment, water or sewer rent or charge, or any other charge payable by the Tenant pursuant to this Lease, which shall be contested or reviewed by the Tenant. Any refund resulting from such contest or review shall be assigned to and belong to the Tenant and shall be paid to the Tenant promptly upon its receipt by the Landlord. If the refund relates to a tax year that is apportioned between the Landlord and the Tenant, the refund shall be apportioned between the Landlord and the Tenant.

      Section 7.5 Notwithstanding anything contained herein to the contrary, should the Landlord's mortgagee require at any time, the maintenance of an escrow reserve for the tax obligations of the Tenant or for any other obligation of the Tenant as in this Lease contained, the Tenant shall promptly pay to said escrowee the required amount as the same may be periodically adjusted from time to time.

      Section 7.6 The Tenant shall pay, before delinquency, all taxes, assessments, license fees, and other charges that are levied or assessed against the Tenant's personal property located on the Demised Premises. If any taxes on the Tenant's personal property are levied against the Landlord, Building or the Real Property, or if the assessed value of the Building is increased by the inclusion of a value placed on the Tenant's personal property or as a result of alterations, additions or improvements made to the Demised Premises by or for the Tenant, the Tenant, on demand, shall immediately pay to the Landlord as Additional Rent, the sum of taxes levied against the Landlord, or the proportion of the taxes resulting from such increase in the Landlord's assessment caused thereby. The Landlord shall be entitled to, in good faith using its reasonable determination and in consultation with all tenants of the Building, ascertain the value of the tax attributable to the Tenant's personal property or alterations, additions or improvements.

      Section 7.7 "Real Estate Taxes" shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Real Property or the Building or any Rent or other sums payable by any tenants or occupants thereof. Real Estate Taxes shall include the Landlord's costs and expenses of contesting any Real Estate Taxes. If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Real Property or the Building or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be Real Estate Taxes.



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      Section 7.8  Within sixty (60) days after the end of the Landlord's fiscal year, the Landlord shall advise the Tenant in writing of the Tenant's Proportionate Share of those Additional Rent items enumerated in this Article
VII as estimated for the current calendar year, and for each succeeding calendar year or proportionate part thereof if the last period prior to the Lease's termination is less than a full calendar year as then known to the Landlord, and thereafter, the Tenant shall pay as Additional Rent, its Proportionate Share, as hereinafter defined, of these costs for the upcoming year in equal monthly installments on the first day of each month, such new rates being applied to any months for which the Monthly Basic Rent shall have already been paid which are affected by the Additional Rent items above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding Monthly Basic Rent, all subject to final adjustment at the expiration of each calendar year or proportionate part thereof, if the last period prior to the Lease's termination is less than a full calendar year. In the event the last period prior to the Lease's termination is less than a full calendar year, the Additional Rent costs during said period shall be proportionately reduced to correspond to the duration of said final period.

      Upon request by the Tenant not more than once per annum, the Landlord will furnish to the Tenant within sixty (60) days after the end of the Landlord's fiscal year, a written statement in reasonable detail covering the lease year just expired showing the total common area costs for such year, the amount of the Tenant's Proportionate Share thereof and the payments made by the Tenant with respect thereto. The Tenant, at the Tenant's expense, and at a time reasonably acceptable to the Landlord, shall have the right, to be exercised by written notice to the Landlord at any time within one (1) year after receipt of the Landlord's statement to elect to audit the Landlord's books and records pertaining to the Landlord's common area costs described in the Landlord's statement, which audit may be conducted by the Tenant's personnel or an outside firm of accountants engaged by the Tenant, provided such audit commences within thirty (30) days after the Tenant's notice to the Landlord and thereafter proceeds regularly and continuously to conclusion. The Landlord agrees to cooperate in good faith with the Tenant in the conduct of any such audit. The Landlord agrees to maintain books and records on the operation of the Building and the Real Property sufficient to provide reasonable and appropriate backup materials and such invoices, receipts, ledgers and documents as are customary in establishing an "audit trail" for operating expenses and all matters addressed in the Landlord's statement. If the Landlord is unable to provide reasonable and appropriate evidence of the incurrence or accrual of any cost or expense, the same may not be treated as a "common area cost". Upon the Tenant completing the Tenant's audit of the Landlord's books and records, if such audit discloses discrepancies between the Landlord's statement and the Tenant's audit results, then the Landlord and the Tenant shall negotiate in good faith to resolve any such differences. At such time as any dispute is resolved resulting in an adjustment in the Tenant's additional rental obligations, then within fifteen
(15) days after resolution of such dispute, the Landlord or the Tenant, which ever party is found to be owing the other, shall pay to the other such adjustment amount with interest at the prime rate accruing from either (i) the date the Tenant's additional rental adjustment payment was originally due and payable, if the Tenant owes additional rental to the Landlord, or (ii) the date additional rental was paid by the Tenant, if the Landlord owes the Tenant a refund of such additional rental. If the Tenant's audit, as agreed by the Landlord, discloses that the Landlord's calculation of the Tenant's additional rental as set forth in its statement for the audited calendar year was overstated by more than five percent (5%), then the Landlord shall pay to the Tenant, within forty-five (45) days after receipt of an invoice therefor, an amount equal to the Tenant's actual, reasonable out-of-pocket costs and fees incurred in conducting such audit and/or resolving any disputes thereover with the Landlord.

      Section 7.9 Additional Rent shall include, by way of illustration and not of limitation, those items for which the Tenant is obligated to pay its Proportionate Share, including but not limited to the items referred to in this
Article VII, the Landlord's insurance in accordance with Article VIII, Common Area maintenance and repair in accordance with Article X, and all other charges required to be paid pursuant to the terms and provisions of this Lease in addition to Basic Rent.



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                                 ARTICLE VIII
                                   Insurance

      Section 8.1 During the Term, the Landlord shall maintain the following insurance, insuring the Landlord and ground lessor, if any, and any mortgagee(s), as their respective interests may appear, the cost of which shall be reimbursed by the Tenant as Additional Rent to the extent of its Proportionate Share, as herein defined, except rent insurance for which the Tenant shall reimburse the Landlord for the costs of the rent insurance premium equal to the proportion of the premium which the Tenant's Term Basic Rent and Additional Rent bears to the total of all rent and Additional Rent for which rent insurance is obtained.

            (A) Insurance against damage to the Building by all risks of direct physical loss (at the Landlord's option to include earthquake and flood) with the policy to contain either the agreed amount endorsement or a replacement cost endorsement, in amounts sufficient to prevent the Landlord from becoming a co-insurer, but in no event less than one hundred percent (100%) of the Building's then replacement value. Policy to include a contingent liability endorsement and/or demolition and increased cost of construction endorsement in order for the Building to be constructed in accordance with all requirements and regulations which may be applicable at the time of loss or damage, of all governmental agencies having jurisdiction over the Building and construction of such Building.

            (B) If appropriate, boiler and machinery insurance coverage for all eligible objects, including pressure vessels and air conditioning equipment, with the electrical apparatus clause, with such limits as may be reasonably necessary to properly insure the values at risk in the Building.

            (C) Rent insurance, with all risk coverage, against the loss of Term Basic Rent and Additional Rent for no less than one (1) year as provided herein. Notwithstanding anything else contained herein to the contrary, the Tenant's share of the cost of the insurance premium for rental income insurance shall be arrived at by determining the proportion of the Tenant's Monthly Basic Rent in relation to the monthly rent of all tenants covered by said rent insurance policy.

            (D) INTENTIONALLY DELETED.

            (E) Comprehensive general liability insurance against claims for bodily injury and property damage occurring in or about the Demised Premises and insurance against such other hazards as, from time to time, are then commonly insured against for premises similarly situated in amounts normally carried with respect thereto.

All insurance maintained pursuant to this Section 8.1 may be effected by blanket insurance policies. The Tenant shall be liable for the payment of its prorata share of any deductible amount under the Landlord's insurance maintained pursuant to this Article VIII, in an amount not to exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00).

      Section 8.2 The Tenant, at its cost, shall provide and keep in force, during the Term of the Lease:

            (A) A comprehensive general liability policy in standard form (containing the so-called "occurrence clause") against claims for personal injury and property damage occurring on, in or about the Demised Premises in the combined single limit amount of Two Million and 00/100 ($2,000,000.00) Dollars, and include an endorsement naming the Landlord as an additional insured with respect to liability for ownership, operation, maintenance, use and control, and provide primary coverage to the Landlord (any policy issued to the Landlord providing duplicate or similar coverage shall be deemed excess over the Tenant's policies).



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
      Notwithstanding anything to the contrary contained in the preceding paragraph, it is contemplated between the parties hereunder that the Tenant's insurance shall be primary as the Demised Premises, and the Landlord's insurance shall be primary as to the Common Areas.

            (B) Worker's Compensation Insurance (including Employers' Liability Insurance) in the statutory amount covering all employees of the Tenant employed or performing services at the Demised Premises, in order to provide the statutory benefits required by the laws of the state in which the Demised Premises are located or employer's indemnity insurance.

            (C) Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Demised Premises, with a combined single limit per occurrence of not less than One Million and 00/100 Dollars ($1,000,000.00) per vehicle for injuries or death of one or more persons or loss or damage to property.

            (D) Personal Property Insurance covering leasehold improvements paid for by the Tenant and the Tenant's personal property and fixtures from time to time in, on, or at the Demised Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Demised Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to the Tenant's leasehold improvements.

            (E) Business Interruption Insurance, providing in the event of damage or destruction of the Demised Premises an amount sufficient to sustain the Tenant for a period of not less than one (1) year for: (i) the net profit that would have been realized had the Tenant's business continued; and (ii) such fixed charges and expenses as must necessarily continue during a total or partial suspension of business to the extent to which they would have been incurred had no business interruption occurred, including, but not limited to, interest on indebtedness of the Tenant, salaries of executives, foremen, and other employees under contract, charges under noncancelable contracts, charges for advertising, legal or other professional services, taxes and rents that may still continue, trade association dues, insurance premiums, and depreciation.

            (F) The policy of insurance shall be from a financially responsible company reasonably satisfactory to the Landlord. The company shall be licensed by the State of Arizona and a certificate(s) evidencing the existence of such policy shall be delivered to the Landlord, together with evidence of the payment of the premiums therefor, on or before the Commencement Date. At least ten (10) days prior to the expiration or termination date of any policy, the Tenant shall deliver a renewal or replacement policy, or certificate(s) evidencing the existence thereof, to the Landlord together with proof of the payment of the premium therefor.

            (G) If, by reason of changed economic conditions, the insurance amounts referred to in this Section 8.2 become inadequate, the Tenant agrees to increase the amounts of such insurance promptly upon the Landlord's reasonable request. The Landlord agrees to endeavor to provide at least thirty (30) days' notice to the Tenant of any such increases prior to the assessment of costs therefor.

      Section 8.3 All losses paid under the policy or policies carried pursuant to Section 8.1 shall, subject to the mortgagee's rights, be adjusted by the Landlord and the proceeds thereof shall be payable to the Landlord and all policies shall so provide. Each insurance policy carried by the Landlord and each insurance policy carried by the Tenant and insuring the Demised Premises and its fixtures and contents against loss by fire, water and causes covered by standard extended coverage, shall be written in a manner so as to provide that the insurance company waive all rights of recovery by way of subrogation against the Landlord or the Tenant in connection with any loss or damage covered by such policies. Neither party shall be liable to the other for any loss or damage to the property of the other party to the extent such loss would be covered by the insurance required to be maintained under this Lease. If such insurance policies are obtainable only by the payment of an additional premium charge, the same shall be obtained and such additional premium paid for by the Tenant. If the release of either the Landlord or the Tenant, as set forth in the third sentence of this Paragraph, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be deemed secondary to the latter's insurer.

      Section 8.4 Subject to the insurance, waiver of subrogation and release provisions of this Lease, the Tenant will indemnify, defend and save the Landlord harmless from any liability on account of any damage to person or property arising out of the failure of the Tenant to perform and comply, in all material respects, with any of the requirements and provisions of this Lease or arising from the Tenant's use and occupancy of the Demised Premises. Subject to the insurance, waiver of subrogation and release provisions of this Lease, the Landlord will indemnify and save the Tenant harmless from any liability on account of any damage to person or property arising out of any failure of the Landlord to perform and comply, in all material respects, with any of the requirements and provisions of this Lease or arising from the gross negligence or willful misconduct of Landlord or its tenants (other than the Tenant), officers, agents, partners, servants, representatives, employees, contractors, or invitees. The indemnities set forth in this Section 8.4 of this Lease shall survive the expiration or earlier termination of this Lease or the Tenant's non-occupancy of the Demised Premises.

      Section 8.5 In the event any mortgagee, ground lessor or trust deed holder requires an escrow for insurance, taxes or any other recurring charges, the Tenant shall, within thirty (30) days of receipt of the Landlord's notice of same, on demand from the Landlord, deposit the Proportionate Share, as hereinafter defined, of the required escrow as required by any of the aforesaid.

      Section 8.6 Any policies required to be furnished by the Tenant pursuant to this Article VIII shall contain provision for ten (10) days' written notice by registered mail to the Landlord of any change or cancellation of said policy.

                                  ARTICLE IX
                                    Repairs

      Section 9.1 The Tenant shall keep the non-structural elements of the interior of the Demised Premises in good condition and repair. The Tenant's repair obligation shall include without limitation the sidewalks in front of the Demised Premises, all lighting, HVAC, electrical, plumbing and other systems located within the Demised Premises, all fixtures, equipment, motors and machinery located within the Demised Premises, all interior walls, partitions, doors and windows, and all exterior entrances, windows, doors and docks. The Tenant shall keep the Demised Premises and all parts thereof in a clean and sanitary condition and free from trash and other objectionable matter. The Tenant shall pay its Proportionate Share, as hereinafter defined, of the costs of all required repairs to the Building and Common Area, as hereinafter defined, which repairs shall be made by the Landlord in accordance with Article X. Should the Tenant fail to promptly repair the Demised Premises as required hereby after ten (10) days prior written notice from the Landlord as to the need of such repairs (except in the case of an emergency as reasonably determined by the Landlord), the Landlord may make the repair and charge the reasonable actual cost thereof as Additional Rent, which the Tenant shall pay in full, reserving the right in the Tenant to assert a claim against the adjoining tenant as provided for herein.

      The Tenant shall replace, at the Tenant's expense, all glass in and on the Demised Premises which may become broken after the date of the Tenant's occupancy. When used in this Article, the term "repairs" shall include all necessary replacements and renewals. All repairs made by the Tenant shall be equal in quality and class to the state of repair of such item as of the Commencement Date, subject to normal wear and tear. The Tenant shall quit and surrender the Demised Premises at the end of the Term in as good condition as the reasonable use thereof will permit and in compliance with the requirements stated herein and, except for the warehouse floor which shall be professionally cleaned, in a "broom-clean" condition excepting normal wear and tear and casualty damage not caused by the Tenant.

      Should the Tenant fail to keep the Demised Premises in good condition and repair, the Landlord, after reasonable notice to the Tenant (or without notice in the case of an emergency), may, without being obliged, make the repairs, and the Tenant shall pay to the Landlord, immediately upon demand, the actual and reasonable cost therefor, which shall constitute Additional Rent due hereunder and shall be subject to all remedies by law or otherwise for the collection of Basic Rent and Additional Rent; however, nothing herein shall be construed to impose a duty on the Landlord to mitigate its damages by undertaking any repair which is the Tenant's obligation.

      Section 9.2 The Landlord shall: (A) maintain, repair, replace, as necessary, and keep in good working order and condition throughout the Term the walls, the foundation, the roof and the structural steel of the Demised Premises and (B) make all repairs made necessary by the negligence or intentionally wrongful acts or omissions of the Landlord or its tenants (other than the Tenant), officers, agents, partners, servants, representatives, employees, contractors, or invitees; and any repairs made necessary by latent defects, defects in construction, or defects resulting from improper maintenance (which under this Lease is the responsibility of the Landlord) in the Common Area, the Demised Premises or the Building.

      Section 9.3 The Tenant shall have the right to make any alterations or improvements to the Demised Premises the cost of which for any single calendar year does not exceed the aggregate amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) without the Landlord's prior written consent, provided such alterations or improvements do not alter the basic structure of the Building or the Building systems or affect the soundness or value thereof. The Tenant shall not make any other alterations, additions or improvements to the Demised Premises without the prior written consent of the Landlord, which the Landlord shall not unreasonably withhold. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon or to the Demised Premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of this Lease, without compensation to the Tenant; or, in the alternative and at the direction of the Landlord, the Tenant shall remove all or so much of the property therefrom as directed or such property shall be conclusively deemed abandoned and may be removed by the Landlord, and the Tenant shall reimburse the Landlord for the cost of such removal. The Landlord may have any such property stored at the Tenant's risk and expense. The Landlord, at the Landlord's option, may require as a condition of its consent, that the Tenant remove, at the expiration or sooner termination of the Lease Term, any erections, alterations, additions or improvements made by the Tenant, and restore the Demised Premises to its preexisting condition and that the Tenant use contractors approved by the Landlord. Notwithstanding anything to the contrary in the foregoing, the Landlord shall specify at the time the Landlord consents to any alteration, addition or improvement whether such alteration, addition or improvement shall remain at the expiration or earlier termination of this Lease.

                                   ARTICLE X
                              Common Area Repair

      Section 10.1 The Landlord agrees to maintain or repair, or cause to be maintained or repaired, in good condition and repair during the Term, the Common Facilities and Common Areas, as hereinafter defined, and, when required, replace or renew the same, and in addition, the Landlord agrees to provide Common Area landscaping services, exterior maintenance and repair; and the Tenant shall pay its Proportionate Share of the costs for all of the aforesaid, unless the need for said repair resulted from the Tenant's acts or omissions or those of its agents, servants, contractors, or invitees, in which case the Landlord shall nevertheless repair the same but the entire actual and reasonable cost shall be paid for by the Tenant. Such costs shall include, without limitation, the yearly amortization of capital costs incurred by the Landlord for improvements or structural repairs to the Real Property, the Building, or the Demised Premises required to comply with any application of, or change in, the laws, rules or regulations of any governmental authority having jurisdiction, or for the purpose of reducing costs, but only to the extent such costs are actually reduced by the installation of such item, which costs shall be amortized on a straight-line basis over the useful life of such improvements or repairs; provided, however, such costs shall not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) per year as the Tenant's Proportional Share unless the Tenant consents in writing to a greater amount. For the performance of these services, the Tenant shall pay the Landlord, as Additional Rent, a management fee equal to two percent (2%) of the Term Basic Rent and Additional Rent paid during the initial Term of this Lease and two and two-tenths percent (2.2%) of the Term Basic Rent paid during any renewal or extension term, said fee to be payable in equal monthly installments on the first day of every month during the Lease Term. Notwithstanding anything herein to the contrary, the Landlord shall not be responsible for the maintenance, replacement, or repair of any windows, doors, plate glass, or the interior surfaces of any exterior walls in the Demised Premises, and the Tenant shall perform the same at its cost as part of the care and repair of the Demised Premises as provided for in Article IX.

      Notwithstanding the above, Common Area costs shall not include the following:

            (A) income and corporate or partnership franchise taxes of the Landlord;

            (B) compensation paid to any employee of the Landlord above the grade of property manager;

            (C) operating expenses which are the sole responsibility of the Tenant or any other tenant in the Building;

            (D) costs of electrical energy billed directly to other tenants of the Building;

            (E) costs of any special work or services performed by or at the request of any tenant and not generally provided or available to all tenants of the Building;

            (F) costs, including legal and other professional fees, incurred by the Landlord in negotiating other leases or financing, collecting rent, evicting other tenants or in legal proceedings to enforce the provisions of any other lease or mortgage or to defend the Landlord against the Tenant or any other tenant due to the gross negligence or misconduct of the Landlord or as a result of a breach of this Lease by the Landlord or a breach by any other tenant of its lease obligations;

            (G) increased insurance premiums caused by acts of any other tenant which are paid directly by such tenant to the Landlord;

            (H) costs incurred as a result of the gross negligence or willful misconduct of the Landlord;

            (I) costs or expenses which are reimbursed or paid to the Landlord by other tenants of the Building (other than by virtue of the pass through of the Landlord's Common Area costs to other tenants), or pursuant to any insurance or under any valid manufacturer warranty;

            (J) costs and expenses incurred by the Landlord pursuant to any provision of this Lease which expressly requires the Landlord to perform certain obligations or services at the Landlord's sole cost and expense and which are expressly stated not to be passed through as Common Area costs;

            (K) accounting expenses related to special audits not performed in the ordinary course of the Landlord's business required by or in connection with disputes with tenants, including the Tenant;

            (L) expenses relating to the existence of the Landlord as a corporation or partnership, including overhead, accounting, auditing and legal fees, key man disability insurance, and transaction costs relating to a sale, syndication, financing, mortgaging, hypothecation or change in ownership of the Building (including, without limitation, an outright sale or refinancing of the Real Property, or reorganization of any entity comprising the Landlord);

            (M) costs relating to any building or land not included within the Building or the Real Property, including any allocation of cost incurred on a shared basis such as centralized accounting cost unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of such cost actually contributed to the Building; and

            (N) the cost of any service provided by the Landlord's agents, employees or affiliates which exceed a reasonable cost charged by an independent party for services comparable in type, quality and character in the same general vicinity.


                                  ARTICLE XI
                                   Casualty

      Section 11.1 (A) If the Demised Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty ("Casualty"), the Tenant shall immediately notify the Landlord in writing upon the occurrence of such Casualty ("Tenant's Notice"). In the event of any Casualty, the Landlord may elect either to (i) repair the damage caused by the Casualty as soon as reasonably possible using due diligence, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the Casualty occurred. The Landlord shall notify the Tenant within thirty (30) days after receipt of Tenant's Notice of the Landlord's election to either (i) repair the damage (in which event the notice shall provide the Landlord's reasonable estimate of the time required for such repair) or (ii) terminate this Lease ("Landlord's Notice"). If the Landlord elects to repair the damage, the Tenant shall pay the Landlord the portion of the "deductible amount" (if any) under the Landlord's insurance allocable to the damage to the Premises and, if the damage shall have been due to an act or omission of the Tenant or the Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by the Landlord. If the Landlord fails to repair the Casualty using due diligence within one hundred eighty (180) days (subject to Force Majeure) after electing not to terminate, the Tenant shall have the right to terminate this Lease.

            (B) If the damage caused by the Casualty cannot reasonably be repaired within one hundred and eighty (180) days from receipt of Tenant's Notice, subject to Force Majeure, then, and in such case, this Lease shall be terminable by either party by written notice to the other party within ten (10) days of Landlord's Notice.

            (C) If the Casualty to the Demised Premises shall occur during the last six (6) months of the Lease Term and the damage shall be estimated by the Landlord to require more than thirty (30) days to repair, either the Landlord or the Tenant may elect to terminate this Lease as of the date the Casualty shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within ten (10) days after the Tenant's notice to the Landlord of the occurrence of the Casualty.

      11.2 If the Demised Premises shall be destroyed or damaged by Casualty and the Landlord shall elect to repair or restore the Demised Premises pursuant to the provisions of this Article 11, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which the

Tenant's use of the Premises shall be impaired. Such reduction shall not exceed the sum of one (1) year's payment of Base Rent, insurance premiums and Real Estate Taxes. Except for such possible reduction in Base Rent, insurance premiums and Real Property Taxes, and except for the indemnities of the Landlord contained in this Lease, the Tenant shall not be entitled to any compensation, reduction or reimbursement from the Landlord as a result of any damage, destruction, repair, or restoration of the Demised Premises.

      11.3 The Tenant waives the protection of any statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property, and the provisions of this
Article 11 shall govern the rights and obligations of the Landlord and the Tenant in the event of any damage or destruction of or to the Demised Premises.


                                  ARTICLE XII
                                 Condemnation

      Section 12.1 If all or a portion of the Demised Premises or the Common Area shall be taken by eminent domain so that the Tenant cannot reasonably conduct its operations in the Demised Premises as intended by and in the manner desired by the Tenant, either the Landlord or the Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other party within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession). If neither the Landlord nor the Tenant elects to terminate this Lease, this Lease shall remain in effect as to that portion of the Demised Premises not taken, except that the Basic Rent shall be reduced in proportion to the reduction in the floor area of the Demised Premises. If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord. The Tenant shall have no claim against the Landlord for the value of the unexpired lease term or otherwise. The Tenant shall have the right, to the extent that same shall not diminish the Landlord's award, to make a separate claim against the condemning authority (but not the Landlord) for such compensation as may be separately awarded or recoverable by the Tenant.

                                 ARTICLE XIII
                          Compliance With Laws, Etc.

      Section 13.1 The Tenant shall not do or permit anything to be done in the Demised Premises which shall constitute a public nuisance or which will conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof. To the extent possible, the Landlord shall provide the Tenant with prior notice of any such action which will conflict with any such insurance policy.

      Section 13.2 The Tenant shall, at its own expense, obtain all necessary environmental and operating permits and comply with all requirements of law and with all ordinances or orders, rules and regulations of any Federal, Arizona, State, Municipal or other public authority affecting the Demised Premises including, but not limited to laws, ordinance, orders, rules and regulations which apply to the interior or exterior of the Demised Premises, the structural or nonstructural parts thereof which impose any duty arising solely out of the Tenant's use and occupancy of the Demised Premises, and to make all improvements and repairs required by such laws, ordinances, orders, rules and regulations which impose any duty arising solely out of the Tenant's use and occupancy of the Demised Premises.

      Section 13.3 The Landlord agrees that, as of the Commencement Date, the Building and the Common Areas will comply with all applicable laws, rules, regulations and ordinances of all federal, state, county and municipal authorities having jurisdiction thereof, including, without limitation, the Americans with Disabilities Act, fire, health, and safety laws (individually called "Law" and collectively called "Laws"), and the Landlord agrees to promptly correct any infractions of Laws in effect as of the Commencement Date with respect to the

Building or Common Areas. The Landlord shall promptly comply with all new Laws or amendments to Laws to which the Building or the Common Areas may be subject during the Term, including, without limitation, Laws requiring the making of any structural repairs, modifications, capital expenditures or improvements. The Tenant shall promptly comply during the Lease Term with all new Laws and amendments to Laws which impose any duty arising solely out of the Tenant's use and occupancy of the Demised Premises and which are applicable to the Demised Premises' internal improvements that do not comprise part of the Building except as provided elsewhere in this Lease. The Tenant shall not be responsible for correcting any condition or violation of Law existing as of the Commencement Date or which is the Landlord's obligation to correct under the terms of this Lease. The Tenant shall have the right to protest in a proper legal forum the application to it of any Laws with which it is required to comply pursuant to this Lease.

      Section 13.4 (A) As used in this Lease, the term "Hazardous Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. The Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Real Property by the Tenant, its agents, employees, contractors, sublessees or invitees without (i) the prior written consent of the Landlord, and (ii) complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such Hazardous Materials, including but not limited to obtaining proper permits. The Landlord shall be entitled to take into account such other factors or facts as the Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to the Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall the Landlord be required to consent to the installation or use of any storage tanks on the Real Property. The materials set forth on attached Exhibit G have been approved by the Landlord and are used in the ordinary course of the Tenant's business in compliance with all governmental regulations.

            (B) If the Tenant's transportation, storage, use or disposal of Hazardous Materials on the Real Property results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then the Tenant agrees to: (a) notify the Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, to the extent required by applicable laws, clean up the contamination in full compliance with all applicable statutes, regulations and standards and
(c) indemnify, defend and hold the Landlord harmless from and against any claims, suits, causes of action, costs and fees, including reasonable attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage. The Tenant agrees to fully cooperate with the Landlord and provide such documents, affidavits and information as may be requested by the Landlord (i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed necessary by the Landlord in its sole discretion. The Tenant shall notify the Landlord promptly in the event of any release of any Hazardous Material at, in, on, under or about the Real Property which is required to be reported to a governmental authority under any environmental law, will promptly forward to the Landlord copies of any written notices received by the Tenant relating to alleged violations of any environmental law and will promptly pay when due any fine or assessment against the Landlord, the Tenant or the Demised Premises relating to any violation of an environmental law by the Tenant during the term of this Lease. If a lien is filed against the Real Property by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of the Tenant, its agents, employees or invitees, or for which the Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Real Property is located, then the Tenant shall, within thirty (30) days from the date that the Tenant is first given notice that such lien has been placed against the Real Property (or within such shorter period of time as may be specified by the Landlord if such governmental authority has commenced steps to cause the Real Property to be sold pursuant to such lien), either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to the Landlord and is sufficient to effect a complete discharge of such lien on the Real Property. The provisions of this Section 13.4 shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XIV
                            Subordination/Estoppels

      Section 14.1 Subject to the following conditions precedent, this Lease is and shall be subject and subordinate to all present and future first mortgages or first deeds of trust affecting the Demised Premises; provided: (A) the Landlord delivers Non-Disturbance Agreements substantially as set forth below or in such form as is otherwise reasonably acceptable to the Tenant and lender; and
(B) as long as the Tenant is not in default under this Lease beyond the applicable grace or cure periods, any mortgagee, purchaser or transferee in foreclosure, or any ground lessor in the event of default under any ground lease
(i) shall honor this Lease in accordance with its terms; (ii) shall not disturb the Tenant in its possession of the Demised Premises; (iii) shall not name the Tenant in any foreclosure proceedings; and (iv) shall cause the Landlord's obligations under this Lease to be performed from and after the date of any such foreclosure, purchase or transfer. The Landlord shall promptly notify the Tenant of any mortgage, deed of trust or ground lease on the Building or the Real Property. Upon request by the Tenant, the Landlord shall deliver a properly executed, acknowledged Non-Disturbance Agreement to the Tenant in the form set forth in this Section. The Tenant shall execute any instrument which may be deemed necessary or desirable by the Landlord to further effect or to evidence the subordination of this Lease to any such first mortgage or first deed of trust. The Landlord may assign this Lease to any such first mortgagee or first trust deed holder in connection with any such lien superior to this Lease, and the Tenant shall execute, at no expense to the Tenant, any instrument which may be necessary or desirable by the Landlord or the holder of said lien in connection with said assignment. Any expense incurred in the preparing, executing or recording of such assignment to any such holder shall be without expense or cost to the Tenant.

      Section 14.2 The Tenant further agrees, within ten (10) days of the Landlord's written request, to certify by written instrument duly executed and acknowledged to any first mortgagee, first trust deed holder or purchaser, or any proposed first mortgage lender, first trust deed holder or purchaser, that this Lease is in full force and effect, or if not, in what respect it is not, that this Lease has not been modified, or the extent to which it has been modified, that there are no existing defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any, and any other information which the Landlord shall reasonably require. Any such certification shall be without prejudice as between the Landlord and the Tenant, it being agreed that any document required hereunder shall not be used in any litigation between the Landlord and the Tenant.

      Section 14.3 Upon request by the Tenant, the Landlord agrees to provide to the Tenant, or on behalf of the Tenant, an estoppel form stating that this Lease is in full force and effect, or if not, in what respect it is not, that this Lease has not been modified, or to the extent it has been modified, that there are no exiting defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any, and any other information which the Tenant shall reasonably require.

                                  ARTICLE XV
                              Defaults, Remedies

      Section 15.1 If, during the Term, any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an Event of Default) shall happen:

            (A) The Tenant shall default in making any payment of Basic Rent or any Additional Rent as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice from the Landlord that such payment is due and unpaid; or

            (B) The Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by the Tenant (other than any default curable by payment of money), and such default shall continue for a period of thirty (30) days after written notice thereof from the Landlord to the Tenant, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, the Tenant shall fail to proceed promptly (except for unavoidable delays) after the giving of such notice and with all due diligence to cure such default and thereafter to prosecute the curing hereof with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within thirty (30) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence); or

            (C) The Tenant or any guarantor of this Lease shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Tenant or any guarantor of this Lease or of all or any substantial part of its properties or of all or any part of the Demised Premises; or

            (D) If, within sixty (60) days after the filing of an involuntary petition in bankruptcy against the Tenant or any guarantor of this Lease, or the commencement of any proceeding against the Tenant or such guarantor seeking any reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Tenant or such guarantor, of any trustee, receiver or liquidator of the Tenant or such guarantor, or of all or any part of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall have been vacated, or if, within sixty (60) days after the taking possession, without the consent or acquiescence of the Tenant or such guarantor, of the property of the Tenant, or of such guarantor by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of the Tenant or such guarantor, such taking shall not have been vacated or stayed on appeal or otherwise; or

            (E) If the Demised Premises shall be vacated by the Tenant for a period of thirty (30) consecutive days; provided, however, that such vacating shall not be considered an Event of Default so long as the Tenant performs its obligations under this Lease and pays to the Landlord the cost of any insurance increases resulting from the vacating of the Demised Premises by the Tenant, then, and in any such event, and during the continuance thereof, the Landlord may, at its option, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that the Landlord may have any other remedy hereunder or at law or in equity, by notice to the Tenant, designate a date, not less than ten (10) days after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate upon the date specified in such notice with the same force and effect as if the date specified in such notice was the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of the Tenant hereunder shall expire and terminate, but the Tenant shall remain liable as hereinafter provided. Additionally, the Tenant agrees to pay, as Additional Rent, all reasonable and actual attorney's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.



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
      Section 15.2 On the occurrence of an Event of Default by the Tenant, the Landlord may (whether or not this Lease is terminated as provided in Section 15.1) at any time thereafter, with or without notice or demand (except as expressly provided in this Lease) and without limiting the Landlord in the exercise of any right or remedy which the Landlord may have:

            (A) Following termination, without prejudice to other remedies the Landlord may have by reason of the Tenant's default or of such termination, the Landlord may (i) peaceably reenter the Demised Premises upon voluntary surrender by the Tenant or remove the Tenant therefrom and any other persons occupying the Demised Premises, using such legal proceedings as may be available; (ii) repossess the Demised Premises or relet the Demised Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as the Landlord in the Landlord's sole discretion shall determine, with the right to make alterations and repairs to the Demised Premises; and (iii) remove all personal property therefrom. Following termination, the Landlord shall have all the rights and remedies of a landlord provided at law and in equity. The amount of damages the Tenant shall pay to the Landlord following termination shall include all Rent unpaid up to the termination of this Lease, costs and expenses incurred by the Landlord due to such Event of Default and, in addition, the Tenant shall pay to the Landlord as damages, at the election of the Landlord (if the Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the discounted present value (at the then Federal Reserve Bank discount rate) of the aggregate Rent and other charges due during the period commencing with such termination and ending on the expiration date of this Lease, or (y) amounts equal to the Rent and other charges which would have been payable by the Tenant had this Lease or the Tenant's right to possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date of this Lease; provided, however, that if the Landlord shall relet the Demised Premises during such period, the Landlord shall credit the Tenant with the net rents received by the Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by the Landlord from such reletting the expenses incurred or paid by the Landlord in terminating this Lease, and the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees and all other similar and dissimilar expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining Lease Term; and provided, further, that (i) in no event shall the Tenant be entitled to receive any excess of such net rents over the sums payable by the Tenant to the Landlord hereunder and (ii) in no event shall the Tenant be entitled in any suit for the collection of damages pursuant to this subsection (y) to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by the Landlord prior to the commencement of such suit. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting. In calculating the Rent and other charges under subsection (x) above, there shall be included, in addition to the Rent other considerations agreed to be paid or performed by the Tenant, on the assumption that all such considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted. The Landlord shall use reasonable commercial efforts to relet the Demised Premises or any part thereof for such rent and on such terms as it shall determine (including the right to relet the Demised Premises for a greater or lesser term than the Lease Term, the right to relet the Demised Premises as part of a larger area and the right to change the character or use made of the Demised Premises); provided, however, that such obligation shall not obligate the Landlord to relet such space if favor of other space available in the Building or other property owned by the Landlord [business issue]. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing contained herein shall be deemed to require the Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

            (B) Maintain the Tenant's right to possession, in which case this Lease shall continue in effect whether or not the Tenant has abandoned the Demised Premises. In such event, the Landlord shall be


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
entitled to enforce all of the Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due.

            (C) Pursue any other remedy now or hereafter available to the Landlord under the laws or judicial decisions of the state in which the Property is located.

      Section 15.3 If this Lease provides for a postponement of any Base Rent or Additional Rent, a period of "free" Rent, reduced Rent, early occupancy, or other Rent concession, such postponed Rent, "free" Rent, reduced Rent or other Rent concession shall be referred to herein as the "Abated Rent". The Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if the Tenant has fully, faithfully, and punctually performed all of the Tenant's obligations hereunder, including the payment of all Rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Demised Premises in the physical condition required by this Lease. The Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon the Tenant's full, faithful and punctual performance of its obligations under this Lease. If an event of default shall occur, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such Rent abatement or other Rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

      15.4 Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in this Article 15 hereof, including the filing of an unlawful detainer action against the Tenant. On any termination, the Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that the Landlord shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict the Tenant; or the pursuing of any action with respect to the Landlord's right to possession of the Demised Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which shall be reimbursed to the Landlord prior to assumption of the Lease by the Tenant or any successor to the Tenant in any bankruptcy or other proceedings.

      Section 15.5 Except as otherwise expressly provided herein, any and all rights and remedies which the Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

                                  ARTICLE XVI
                            Assignment and Sublease

      Section 16.1 The Tenant may not mortgage, pledge, hypothecate, assign, transfer, sublet or otherwise deal with this Lease or the Demised Premises in any manner except as specifically provided for in this Article XVI.

      Section 16.2 In the event that the Tenant desires to sublease the whole or any portion of the Demised Premises or assign the within Lease to any other party, the Tenant shall give the Landlord written notice of such desire and furnish the Landlord with an exact copy of the proposed assignment or sublease not less than twenty (20) business days prior to the effective date on which the Tenant desires to make such assignment or sublease and the identity of the subtenant or assignee. The Tenant shall not submit, nor shall the Landlord accept, any assignment or sublease for review which has a proposed rent less than the current market value. The Landlord shall require a Five Hundred Dollar ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same.



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
      Section 16.3 The Landlord shall have a period of twenty (20) business days following receipt of the aforementioned notice within which to notify the Tenant in writing that the Landlord elects either:

            (A) to terminate this Lease as to the space so affected as of the date so specified by the Tenant as above (with the same effect as if such date was the date fixed herein for the expiration of the Term) in which event the Tenant will be relieved of all further obligation hereunder as to such space; or

            (B) to, upon the execution of the proposed sublease or assignment to the proposed subtenant or assignee, accept the proposed assignment or sublease so that such prospective sublessee or assignee shall then become the tenant of the Landlord hereunder; or

            (C) to permit the Tenant to assign or sublet such space, subject, however, to the Tenant remaining liable for the observance of all of the covenants and provisions of this Lease, including, but not limited to the payment of Term Basic Rent reserved herein, through the entire Term of this Lease. In such event the Tenant and any assignee shall promptly pay to the Landlord one-half (1/2) of any consideration received for any assignment or one-half (1/2) of the rent (basic and additional), as and when received in excess of the rent (basic and additional) required to be paid by the Tenant for the period affected by said assignment or sublease for the area sublet, computed on the basis of an average square foot rent for the gross square footage the Tenant has leased; or

            (D) to reasonably refuse to consent to the Tenant's assignment or sublet and to continue this Lease in full force and effect. The Landlord's refusal to consent shall not be deemed unreasonable if, by way of example and not by way of limitation, the proposed assignment or sublet is to any governmental or quasi-governmental agency or to anyone whose use would impose abnormal or excessive wear and tear on the Demised Premises or expose the Real Property, Building, Demised Premises or the environment to risk of disposal or other release of any Hazardous Substance, or whose use would be more environmentally sensitive than the use made of the Demised Premises by the original Tenant under this Lease.

If the Landlord should fail to notify the Tenant in writing of such election within said twenty (20) business day period, the Landlord shall be deemed to have elected option (C) above. No future assignment or subletting shall be made except upon compliance with this Section. Any attempted assignment or sublease by the Tenant in violation of this Section shall be void. This absolute prohibition against assigning or subletting except in compliance with this Section shall include those by operation of law or statute.

      Section 16.4 In any event, except as otherwise provided in Section 16.3, the acceptance by the Landlord of any Basic Rent or Additional Rent from the assignee or from any of the subtenants or the failure of the Tenant to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Tenant herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

      Section 16.5 Notwithstanding anything contained herein to the contrary, any sublet or assignment to (A) any successor by merger or other reorganization or (B) any entity acquiring substantially all the assets of the Tenant or (C) any entity under common control with the Tenant or (D) an Affiliated Company shall not require the prior notice or written consent of the Landlord. As used herein, Affiliated Company shall mean any corporation related to such party as a parent, subsidiary or brother-sister corporation so that such corporation and such party or such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder.



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
      Section 16.6 If the Tenant is a corporation and if at any time during the Lease Term the persons owning a majority of its "voting stock" at the time of the execution of this Lease should cease to own a majority of such voting stock (except as the result of transfers by bequest or inheritance), the Tenant covenants to notify the Landlord of any such transfer and such transfer shall be deemed an assignment of this Lease. In the event of such transfer, the Landlord shall provide the Tenant with its consent or nonconsent within fifteen (15) business days of receipt of the Tenant's notice of such transfer, or the Landlord's consent shall be deemed to have been given. In the event of such transfer, the Landlord may not unreasonably withhold its consent thereto. This Section shall not apply whenever the Tenant is a corporation, the outstanding stock of which is listed on a recognized stock exchange. For the purposes of this Section 16.6, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, to and including the date of this Lease, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

                                 ARTICLE XVII
                                    Notices

      Section 17.1 All notices, demands, consents, approvals, requests and instruments or documents by this Lease required or permitted to be given to or served upon the Landlord or the Tenant shall be in writing. Any such notice, demand, consent, approval, request, instrument or document shall be sufficiently given or served only if delivered personally or if sent by a recognized overnight courier service or if sent by certified or registered mail, postage prepaid, addressed at the address set forth below, or at such other address as it shall designate by notice, as follows:

      If to the Landlord:     CP REPROP Phoenix III Corp
                                    Cabot Partners
                                    Attn: Gene Reilly
                                    Two Center Plaza, Suite 200
                                    Boston, Massachusetts 02108

      With Copy to:           Mayer, Brown & Platt
                                    Attn: Mary Lemuth
                                    700 Louisiana, Suite 3600
                                    Houston, Texas 77002



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
      If to the Tenant:       Simmons Company
                                    Attn: Roger Franklin
                                    One Concourse Parkway, Suite 600
                                    Atlanta, Georgia 30071

      With Copy to:           Jones, Day, Reavis & Pogue
                                    Attn: Stephen B. Schrock
                                    3500 One Peachtree Center
                                    303 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303

      Any notice so sent shall be deemed given or served upon receipt or rejection thereof.

                                 ARTICLE XVIII
                                 Holding Over

      Section 18.1 If the Tenant shall remain in the Demised Premises after the expiration of the Term without having executed and delivered a new lease with the Landlord, such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay one hundred twenty-five percent (125%) of the Monthly Basic Rent required to be paid for the last month of the Term of this Lease, as extended or renewed, plus all Additional Rent, in advance on the first day of the month, for the first month the Tenant holds over, and thereafter shall pay one hundred fifty percent (150%) of the Monthly Basic Rent required to be paid for the last month of the Term of this Lease, as extended or renewed, plus all Additional Rent, in advance on the first day of each month until such time as the Tenant surrenders occupancy and delivers possession to the Landlord. The time limitations described in this Article XVIII shall not be subject to extension for Force Majeure.

                                  ARTICLE XIX
                                     Liens

      Section 19.1 The Tenant shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of the Landlord or any ground or underlying lessor in any portion of the Demised Premises. If, because of any act or omission (or alleged act or omission) of the Tenant, any Notice of Intention, mechanic's or other lien, charge, or order for the payment of money or other encumbrance shall be filed against the Landlord and/or any ground or underlying lessor and/or any portion of the Demised Premises (whether or not such lien, charge, order, or encumbrance is valid or enforceable as such), the Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within fifteen (15) days after the filing thereof; and the Tenant shall indemnify and save harmless the Landlord and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If the Tenant fails to comply with the foregoing provisions, the Landlord shall have the option of discharging or bonding any such lien, charge, order, or encumbrance, and the Tenant agrees to reimburse the Landlord for all reasonable actual costs, expenses and other sums of money in connection therewith (as Additional Rent) with interest at Prime plus four percent (4%) promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with the Tenant or any contractor or subcontractor of the Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Demised Premises, at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to the Tenant to obtain payment for same.

                                  ARTICLE XX
                   Condition of Demised Premises, Loss, Etc.

      Section 20.1 Other than as expressly set forth in this Lease, after the commencement of the Tenant's occupancy, the Landlord shall not be responsible for the loss of, or damage to, the Tenant's property or that under its care, custody or control or injury to the Tenant occurring in or about the Demised Premises or for any business interruption loss, for any reason whatsoever, to include but not be limited to: any existing or future condition, defect, matter or thing in the Demised Premises; the acts, omissions or negligence of other persons or tenants in and about the Demised Premises; theft or burglary from the Demised Premises; the negligence of the Landlord, its agents, servants or invitees; and defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and nonstructural portions thereof. The Tenant covenants and agrees to make no claim for any such loss, damage or injury at any time.

      The Landlord represents that it holds record title to the Real Property, and that no third party has any rights in the Demised Premises. The Landlord agrees that it shall be responsible for the working condition of the Building systems and the compliance of the Real Property and the Building with all applicable governmental laws and regulations. Additionally, subject to matters disclosed in the Phase I environmental report prepared for the Landlord by Smith Technology Corporation November, 1996, Project No. 05-7937-82 prior to its acquisition of the Real Property, which report the Landlord has provided to the Tenant, to the actual knowledge of the Landlord without any independent investigation, the Real Property is in compliance with all applicable environmental regulations currently in effect at the date of execution of this Lease.


                                  ARTICLE XXI
                    Inspection, For Sale and For Rent Signs

      Section 21.1 Upon prior notice to the Tenant (except in cases of emergency where damage to life or property is imminent), the Landlord, or its agents, shall have the right to enter the Demised Premises at reasonable business hours to examine the same, or to exhibit the Demised Premises to prospective purchasers and to place upon the Demised Premises a suitable "For Sale" sign, which sign must be approved by the Tenant, which approval shall not be unreasonably withheld. For six (6) months prior to the expiration of the Term, the Landlord, or its agents, may exhibit the Demised Premises to prospective tenants and may place the usual "To Let" signs thereon.

                                 ARTICLE XXII
                                     Signs

      Section 22.1 No sign, advertisement or notice shall be affixed to or placed upon any part of the Demised Premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord, which approval the Landlord shall not unreasonably withhold, provided: (i) that the Tenant comply with all applicable governmental ordinances and regulations and receives all necessary governmental approvals required for erection and maintenance of the sign and (ii) no later than the last day of the Term, the Tenant shall, at the Tenant's expense, remove the sign and repair all injury done by or in connection with the installation or removal of the sign.

                                 ARTICLE XXIII
                    Advance Rent, Security and Late Charge

      Section 23.1 Simultaneously herewith, the Tenant has deposited with the Landlord the sum of Twenty-Four Thousand Eight Hundred Seventeen Dollars ($24,817.00) as advance Monthly Basic Rent for the fourth month of the Tenant's rental obligation.

      Section 23.2 The Tenant has this day deposited with the Landlord the sum of Twenty-Five Thousand Dollars ($25,000.00) as security for the full and faithful performance by the Tenant of all of the terms and conditions upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the Term herein, provided the Tenant has fully and faithfully carried out all of the terms, covenants and conditions on the Tenant's part to be performed. In the event the Landlord uses any of said security deposit to cure the Tenant's default(s) or meet any of the Tenant's obligations, the Tenant covenants to upon demand replace the amount so utilized. In the event of a bona fide sale, subject to this Lease, the Landlord shall have the right to transfer the security to the vendee, and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look solely to the new landlord for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord. Notwithstanding anything to the contrary in this paragraph, provided that the Tenant is not in default on the fifth (5th) anniversary of the Commencement Date, the Landlord shall deliver to the Tenant any amount of the security deposit still held by the Landlord.

      Section 23.3 Anything in this Lease to the contrary notwithstanding, at the Landlord's option, the Tenant shall pay a "Late Charge" of five percent (5%) of any installment of Monthly Basic Rent or Additional Rent paid more than ten
(10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments.

                                 ARTICLE XXIV
                             Financial Statements

      Section 24.1 The Tenant agrees, within ninety (90) days after the end of the Tenant's accounting year, at the request of the Landlord, or at the request of the holder of any first mortgage upon the Demised Premises, to furnish to the Landlord or mortgagee, a certified balance sheet and profit and loss statement for the last accounting year.

                                  ARTICLE XXV
                                    Broker

      Section 25.1 The Tenant represents and warrants to the Landlord that Daum Commercial Real Estate is the sole broker which advised it of the availability of the Demised Premises for leasing and is the sole broker which introduced it to the Landlord, and the Landlord shall pay the commission, if any, which may be due to said broker. The Landlord and the Tenant agree to indemnify and hold each other harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by the Landlord and the Tenant, except for any such claim resulting from the actions of the indemnifying party.

                                 ARTICLE XXVI
                       Short Form or Memorandum of Lease

      Section 26.1 At the request of either party, the Landlord and the Tenant will execute and deliver, in duplicate original counterparts, a recordable memorandum of this Lease identifying the Demised Premises and stating the commencement and termination dates of the Term of this Lease and any other information concerning this Lease mutually agreed to by the Landlord and the Tenant.

                                 ARTICLE XXVII
                            Waiver of Trial by Jury

      Section 27.1 The Landlord and the Tenant waive trial by jury in any action, proceeding or counterclaim brought by either the Landlord or the Tenant against the other in any matters whatsoever arising out of or in any way connected with this Lease, the Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

                                ARTICLE XXVIII
                              Personal Liability

      Section 28.1 Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by the Landlord, that there shall be absolutely no personal liability on the part of the Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this Paragraph, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease, and that the Tenant shall look solely to the equity of the Landlord in the Building for the satisfaction of each and every remedy of the Tenant in the event of any breach by the Landlord of any of the terms, covenants and conditions of this Lease to be performed by the Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever; provided, however, excepted from such exculpation of liability are damages or losses suffered by the Tenant resulting from the commitment of any intentionally fraudulent act by or from the willful misconduct of the Landlord.

                                 ARTICLE XXIX
                          Landlord's Retained Rights

      Section 29.1 The Landlord hereby reserves to itself, its successors and assigns, the right to grant, construct, maintain and use ingress and egress easements, railroad easements, utility easements, drainage easements, across, through, over and under the Demised Premises, Building and Building Area or to or from other lands and other portions of the Real Property and to construct and install pipes and other equipment necessitated thereby, provided, however, that the same be at the cost of the Landlord and does not unreasonably interfere with the use of or access to the Demised Premises by the Tenant.

                                  ARTICLE XXX
                                  Definitions

      Section 30.1 Common Facilities or Common Area. As used herein, Common Facilities or Common Area shall include those facilities available to all Building tenants including by way of example and not by way of limitation, the parking areas whether assigned or not; the means of ingress and egress from and over the ground level exterior areas of the Building Area; any sidewalks and curbs; any landscaped areas; all Building and Building Area facilities or services that service all Building tenants, including but not limited to exterior utility lines, roof, roof supports, exterior walls, structural steel, and exterior lighting; provided, however, that the Tenant's proportional share of any roof maintenance pass-throughs shall be limited each year to the sum of Five

Thousand and No/100 Dollars ($5,000). The Landlord may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgment may be desirable to improve the convenience thereof, provided same does not unreasonably interfere with the Tenant's use of or access to the Demised Premises.

      Notwithstanding anything to the contrary contained herein, the Landlord shall be responsible for maintaining the exterior utility lines only beyond the termination of the municipal utility companies' ownership.

      Section 30.2 Proportionate Share. The Tenant's Proportionate Share, wherever that phrase is used, shall be thirty-seven and one tenth percent (37.1%), which the parties agree reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to the Tenant (including an allocable share of all Common Facilities) (which now is 103,408 gsf) as compared with the total number of gross square feet of the entire Building measured outside wall to outside wall but excluding therefrom any storage areas (which is now 279,131 gsf). The Landlord shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. The Tenant understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred percent (100%).

      Section 30.3 Force Majeure. Force Majeure shall mean and include those situations beyond either party's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; delays in the issuance of governmental permits or approvals; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Term Basic Rent or Additional Rent and except as to the time periods set forth in Article XVIII, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

      Section 30.4 Additional Rent. Additional Rent shall mean all sums in addition to Term Basic Rent payable by the Tenant to the Landlord pursuant to the provisions of this Lease.

                                 ARTICLE XXXI
                                 Miscellaneous

      Section 31.1 Partial Invalidity. If any term or provision of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

      Section 31.2 Waivers. One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

      The receipt of Basic Rent or Additional Rent by the Landlord, with knowledge of any breach of this Lease by the Tenant or of any default on the part of the Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. Neither acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the Term herein demised shall be deemed to be an acceptance of a surrender of said Demised Premises, excepting only an agreement in writing signed by the Landlord accepting or agreeing to accept such a surrender.

      Section 31.3 Number, Gender. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

      Section 31.4 Successors, Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

      Section 31.5 Headings. The Article and marginal headings herein are intended for convenience in finding the subject matters, are not to be taken as part of this Lease and are not to be used in determining the intent of the parties to this Lease.

      Section 31.6 Entire Agreement. This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way or terminated except by a writing executed by both parties.

      Section 31.7 Landlord. The term "Landlord" as used in this Lease means only the holder, for the time being, of the Landlord's interest under this Lease so that in the event of any transfer of title to the Demised Premises the Landlord shall be and hereby is entirely freed and relieved of all obligations of the Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of the Landlord hereunder arising during the period it is the holder of the Landlord's interest hereunder.

      Section 31.8 Words of Duty. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

      Section 31.9 Cumulative Remedies. The specified remedies to which the Landlord or the Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or the Tenant may lawfully be entitled in case of any breach or threatened breach of any provision of this Lease.

      Section 31.10 No Option. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by the Landlord and the Tenant.

      Section 31.11 Accord and Satisfaction. No payment by the Tenant or receipt by the Landlord of a lesser amount than the Basic Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

      Section 31.12 Tenant's Corporate Authority. If the Tenant is a corporation, the Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen
(15) days of execution hereof, the Tenant will provide the Landlord with a corporate resolution confirming the aforesaid.

      Section 31.13 Landlord's Corporate Authority. If the Landlord is a corporation, the Landlord represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen
(15) days of execution hereof, the Landlord will provide the Tenant with a corporate resolution confirming the aforesaid.

      Section 31.14 Applicable Law. This Lease shall be interpreted and construed in accordance with the laws of the State of Arizona (excluding Arizona conflict of laws) and by the state courts of Arizona.

      Section 31.15 Compliance with Rules and Regulations. The Tenant shall observe and comply with the rules and regulations hereinafter set forth in Exhibit H attached hereto and made a part hereof and with such further reasonable rules and regulations as the Landlord may prescribe, on written notice to the Tenant, for the safety, care and cleanliness of the Building and Common Area and the comfort, quiet and convenience of other occupants of the Building provided that such rules and regulations are uniformly enforced by the Landlord in a non-discriminatory manner as to all tenants.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                           CP REPROP PHOENIX III CORP.,
                           Landlord

                           By:___________________________
                           Its________________________

                           SIMMONS COMPANY,
                           Tenant

                           By:___________________________
                           Its________________________

                       EXHIBIT C - RIGHT TO EXTEND TERM


      (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) the Tenant is the Tenant originally named herein (or a permitted assignee of the Tenant under this Lease), (y) the Tenant (or a permitted assignee of the Tenant under the Lease) actually occupies all of the Demised Premises initially demised under this Lease and any space added to the Demised Premises, and (z) no Event of Default exists (including the passage of any applicable curative period, if any), then the Tenant shall have the right to extend the Lease Term for an additional term of sixty (60) months (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). The Tenant shall send the Landlord written notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least nine (9) months prior to the scheduled expiration date of the Lease Term.

      (b) The Basic Rent payable by the Tenant to the Landlord during the Extension Term shall be equal to the Market Rate (hereinafter defined) as of the first day of the Extension Term. Within fifteen (15) days after receipt of the Extension Notice for the extension, the Landlord shall determine and send the Tenant written notice of the Landlord's good faith estimate of prevailing market rents for space similar to the Demised Premises for a term similar to the Extension Term with comparable terms and conditions. The Tenant shall then have a period of fifteen (15) days within which to in good faith accept or reject in writing the Landlord's estimate of prevailing market rents. Failure of the Tenant to send such notice shall be deemed an approval by the Tenant of the Landlord's estimate. If the Tenant timely notifies the Landlord that the Tenant in good faith rejects the Landlord's estimate, the Landlord and the Tenant shall endeavor for a period of fifteen (15) days to reach agreement on prevailing market rents. If the Landlord and the Tenant are unable to reach agreement on prevailing market rents within such fifteen (15) day period, the determination of prevailing market rents shall be resolved by binding arbitration as provided below. The Landlord's estimate of prevailing market rents, if accepted (or deemed accepted) by the Tenant as above provided, or prevailing market rents as determined either by the Landlord and the Tenant jointly, or by binding arbitration pursuant to this Exhibit C, shall be herein referred to as the "Market Rent."

      (c) If pursuant to the foregoing provisions of this Exhibit C the determination of prevailing market rents is to be resolved by binding arbitration, such arbitration shall be conducted in accordance with the terms of this paragraph. The Landlord and the Tenant shall each select a competent, qualified arbitrator who shall be an M.A.I. appraiser and, if such arbitrators are unable to reach agreement within fifteen (15) days, the first two arbitrators shall: (i) if the recommendations as to the prevailing market rent of the two arbitrators are amounts within ten percent (10%) of the other, add the two recommendations and divide by two to get a binding determination or (ii) if the recommendations are not within ten percent (10%) of the other, appoint a third arbitrator who shall be an M.A.I. appraiser (or if they are unable to agree upon a third arbitrator, either may apply to the Chief Judge of the applicable United States District Court, and such judge shall appoint the third arbitrator). Within ten (10) days after his appointment, the third arbitrator shall consult with the first two arbitrators and the third arbitrator shall choose, as a final resolution of such dispute, the recommendation of one of the first two arbitrators, without modification, as such third arbitrator may deem most appropriate under all of the circumstances. The decision of the third arbitrator shall be binding on the Landlord and the Tenant. All fees and expenses of the arbitration shall be divided equally.

      (d) The determination of Basic Rent does not reduce the Tenant's obligation to pay or reimburse the Landlord for Additional Rent and other reimbursable items as set forth in this Lease, and the Tenant shall reimburse and pay the Landlord as set forth in this Lease with respect to such Additional Rent and other items with respect to the Demised Premises during the Extension Term.

      (e) Except for the Basis Rent as determined above, the Tenant's occupancy of the Demised Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, the Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

      (f) If the Tenant does not send the Extension Notice within the period set forth in paragraph (a) above, the Tenant's right to extend the Lease Term for the Extension Term shall automatically terminate. Time is of the essence as to the sending of the Extension Notice.

      (g) The Landlord shall have no obligation to refurbish or otherwise improve the Demised Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in their then "as-is" condition.

      (h) If the Lease is extended for the Extension Term, then the Landlord shall prepare and the Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

      (i) If the Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Exhibit C, the term "Lease Term" as used in the Lease, shall be construed to include, to the extent applicable, the Extension Term, as applicable, except as provided in (e) above.

                                   EXHIBIT D

                            RIGHT OF FIRST REFUSAL



(a) "Offered Space" shall mean any space contiguous to the Demised Premises located within the Building.

      (b) Provided that as of the date of the giving of the Landlord's Notice,
(x) the Tenant is the Tenant originally named herein (or a permitted assignee of the Tenant under the Lease), (y) the Tenant actually occupies all of the Demised Premises originally demised under this Lease and any premises added to the Demised Premises, and (z) no Event of Default exists (including the passage of any applicable curative period, if any), if at any time during the Lease Term any lease for any portion of the Offered Space shall expire and if the Landlord intends to enter into a lease (the "Proposed Lease") for such portion of the Offered Space with anyone (a "Proposed Tenant") other than the tenant then occupying such space (or its affiliates) or a tenant who, as of the date of this Lease, is currently a tenant of the Property, the Landlord shall first offer to the Tenant the right to lease such portion of the Offered Space upon all the terms and conditions of the Proposed Lease.

      (c) Such offer shall be made by the Landlord to the Tenant in a written notice (hereinafter called the "Offer Notice") which offer shall designate the space being offered and shall specify the terms for such portion of the Offered Space which shall be the same as those set forth in the Proposed Lease. The Tenant may accept the offer set forth in the Offer Notice by delivering to the Landlord an unconditional acceptance (hereinafter called "Tenant's Notice") of such offer within 5 business days after delivery by the Landlord of the Offer Notice to the Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If the Tenant does not accept (or fails to timely accept) an offer made by the Landlord pursuant to the provisions of this Exhibit with respect to such portion of the Offered Space designated in the Offer Notice, the Landlord shall remain obligated with respect to such space by reason of this Exhibit only if the Proposed Lease is not entered into between the Landlord and Proposed Tenant. In order to send the Offer Notice, the Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have agreed upon the material economic terms for the Proposed Lease, and the Tenant must make its decision with respect to that portion of the Offered Space covered by the Proposed Lease as long as it has received a description of such material economic terms.

      (d) The Tenant must accept all Offered Space offered by the Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if the Landlord desires to lease more than just the Offered Space to one tenant, the Landlord may offer to the Tenant pursuant to the terms hereof all such space which the Landlord desires to lease, and the Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

                                   EXHIBIT E

                           PLANS AND SPECIFICATIONS

      Those plans prepared by McCall & Tang architects and planners, Inc., Job # 9703, Plan dated February 7, 1997.

                                   EXHIBIT F

                             INTENTIONALLY DELETED

                                   EXHIBIT G

                              APPROVED MATERIALS

                       EXHIBIT H - RULES AND REGULATIONS


1. No advertisements, pictures or signs of any sort shall be displayed on or outside the Demised Premises without the prior written consent of the Landlord. This prohibition shall include any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. The Landlord shall have the right to remove any such unapproved item without notice and at the Tenant's expense.

2. The Tenant shall not park or store motor vehicles, trailers or containers outside the Demised Premises after the conclusion of normal daily business activity except in approved areas specifically designated by the Landlord, acting reasonably.

3. The Tenant shall not use any method of heating or air-conditioning other than that supplied by the Landlord without the prior written consent of the Landlord.

4. All window coverings and window films or coatings installed by the Tenant and visible from outside of the building require the prior written approval of the Landlord. Except for dock shelters and seals as may be expressly permitted by the Landlord, no awnings or other projections shall be attached to the outside walls of the building.

5. The Tenant shall use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Demised Premises unless approved by the Landlord. The Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

6. The Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Demised Premises in such a manner as to attract rodents, vermin or other pests. The Tenant shall not permit cooking in or about the Demised Premises other than in microwave ovens.

7. The Tenant shall not use or permit the use of the Demised Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

8. The Tenant shall park motor vehicles only in those parking areas designated for use by the Tenant on Exhibit B except for active loading and unloading. During loading and unloading of vehicles or containers, the Tenant shall not unreasonably interfere with traffic flow within the industrial park and loading and unloading areas of other tenants.

9. Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by the Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. The Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

10. The Tenant shall not disturb, solicit or canvas any occupant of the Building or industrial park and shall cooperate to prevent same.

11. No person shall go on the roof of the Building without the Landlord's permission except to perform obligations under its lease.

12. No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Demised Premises.

13. Machinery, equipment and apparatus belonging to the Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be reasonably objectionable to the Landlord or other tenants or to cause harm to the Building shall be placed and maintained by the Tenant, at the Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. The Tenant shall cease using any such machinery which causes reasonably objectionable noise and vibration which can not be sufficiently mitigated.

14. All goods, including material used to store goods, delivered to the Demised Premises of the Tenant shall be immediately moved into the Demised Premises and shall not be left in parking or exterior loading areas overnight.

15. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

16. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

17. The Tenant shall be responsible for the safe storage and removal of all pallets. Pallets shall be stored behind screened enclosures at locations approved by the Landlord.

18. The Tenant shall be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by the Landlord. The Landlord reserves the right to remove, at the Tenant's expense and without further notice, any trash or refuse left elsewhere outside of the Demised Premises or in the industrial park.

19. The Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Demised Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

20. The Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Demised Premises.